Exhibit 23.3

Four Oaks Place
1300 Post Oak Boulevard, Suite 1000
Houston, Texas 77056
Telephone:	(713) 850-9955
Facsimile:	(713) 850-9966
Email:	gcah@gaffney-cline.com

DKM/bgh/C1490.06/gcah.141.10	June 25, 2010

Mr. Guillermo Reda

YPF S.A.

Macacha Guemes 515

C1106BKK Buenos Aires

Argentina

Consent of Independent Petroleum Engineers

Gentleman:

We hereby consent to the references to Gaffney, Cline & Associates Inc. and the inclusion of our third party report dated June 18, 2010 and the information included therein in sections “Information on the Company – Exploration and Production” and “Exhibits” in YPF S.A.’s report on Form 20-F for the year ended December 31, 2009 to be filed with the United States Securities and Exchange Commission, and the incorporation by reference of the same information in Form F 3 documents that have been filed with the Securities and Exchange Commission by YPF S.A.

Gaffney, Cline & Associates Inc. audited certain areas in Argentina in which YPF has interests. These external audits were performed with an as of date of September 30, 2009.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES

David K. Morgan

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